                                                                   EXHIBIT 10.18

                                                               December 30, 1998


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                        WARRANT TO PURCHASE UP TO 600,000
                      SHARES OF SERIES D PREFERRED STOCK OF
                                  INFOBEAT INC.
                         (VOID AFTER DECEMBER 30, 2003)


         THIS CERTIFIES that SONY MUSIC, A GROUP OF SONY MUSIC ENTERTAINMENT INC. (the "HOLDER"), or assigns, for value received, is entitled, subject to the conditions set forth herein, to purchase from INFOBEAT INC., a Delaware corporation (the "COMPANY"), having a place of business at 707 17th Street, Suite 2850, Denver, Colorado 80202, up to a maximum of six hundred thousand (600,000) fully paid and nonassessable shares (the "SHARES") of the Company's Series D Preferred Stock ("SERIES D STOCK") or any security into or for which such Series D Stock may hereafter be converted or exchanged pursuant to the Restated Certificate of Incorporation of the Company as from time to time amended as provided by law (including the conversion of all Series D Stock into shares of the Company's Common Stock in the circumstances described in the Certificate of Incorporation), as described below, for cash at a price per share as determined herein (the "STOCK PURCHASE PRICE") at any time or from time to time up to and including 5:00 p.m. (Mountain Time) on the earlier to occur of
(i) December 30, 2003; and (ii) the closing of (A) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (B) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of fifty percent (50%) of the Company's outstanding voting power is transferred from the stockholders of the Company as of immediately prior to such transfer, such earlier day being referred to herein as the "EXPIRATION DATE," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Subscription Form and Investment Representation Statement attached hereto as Exhibit A duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

1. CONDITIONS TO EXERCISE; EXERCISE PRICE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

         1.1. CONDITIONS TO EXERCISE. Subject to satisfaction by the Holder of the following conditions precedent (the "CONDITIONS PRECEDENT"), this Warrant is exercisable at the option of the Holder at any time or from time to time, up to the Expiration Date for all or any part of the shares of Series D Stock (but not for a fraction of a share) which may be purchased hereunder as follows:

                  (a) The Holder may exercise this Warrant to purchase up to one hundred thousand (100,000) shares of Series D Stock if the Holder (i) generates more than Fifty Thousand ($50,000) of monthly gross revenues for a period of three (3) consecutive months pursuant to the provisions of Sections 5.1(a)(ii), 5.1(b)(ii) or 5.1(c)(ii) of the Service Bureau Agreement, by and between the Company and Holder, dated as of January 1, 1999 (the "SERVICE BUREAU AGREEMENT"), prior to the Expiration Date ("GROSS REVENUES") or (ii) generates more than Fifty Thousand ($50,000) of monthly Gross Revenues for a period of two
(2) consecutive months (the "MEASUREMENT MONTHS") in which the Gross Revenues generated in those Measurement Months do not represent more than 125% of the average Gross Revenues generated during such Measurement Months and the two (2) preceding months. Such Gross Revenues shall include revenues generated by the Holder under the Service Bureau Agreement, as well as any revenues which are generated by the Company as a direct result of an introduction made by the Holder.

                  (b) In addition to the rights set forth in Section 1.1(a), the Holder may exercise this Warrant to purchase up to an additional one hundred fifty thousand (150,000) shares of Series D Stock if the Holder (i) generates more than One Hundred Thousand ($100,000) of monthly Gross Revenues for a period of three (3) consecutive months or (ii) generates more than One Hundred Thousand Dollars ($100,000) of monthly Gross Revenues for a period of two (2) consecutive months (the "MEASUREMENT MONTHS") in which the Gross Revenues generated in those Measurement Months do not represent more than 125% of the average Gross Revenues generated during such Measurement Months and the two (2) preceding months. Such Gross Revenues shall include revenues generated by the Holder under the Service Bureau Agreement, as well as any revenues which are generated by the Company as a direct result of an introduction made by the Holder.

                  (c) In addition to the rights set forth in Sections 1.1(a) and (b), the Holder may exercise this Warrant to purchase up to an additional one hundred fifty thousand (150,000) shares of Series D Stock if the Holder (i) generates more than Three Hundred Seventy-Five Thousand ($375,000) of monthly Gross Revenues for a period of three (3) consecutive months or (ii) generates more than Three Hundred Seventy-Five Thousand ($375,000) of monthly Gross Revenues for a period of two (2) consecutive months (the "MEASUREMENT Months") in which the Gross Revenues generated in those Measurement Months do not represent more than 125% of the average Gross Revenues generated during such Measurement Months and the two (2) preceding months. Such Gross Revenues shall include revenues generated by the Holder under the Service Bureau Agreement, as well as any revenues which are generated by the Company as a direct result of an introduction made by the Holder.

                  (d) In addition to the rights set forth in Sections 1.1(a), (b) and (c), the Holder may exercise this Warrant to purchase up to an additional two hundred thousand (200,000) shares of Series D Stock if the Holder generates more than Seven Hundred Fifty Thousand ($750,000) of monthly Gross Revenues for a period of three (3) consecutive months or (ii) generates more than Seven Hundred Fifty Thousand ($750,000) of monthly Gross Revenues for a period of two (2) consecutive months (the "MEASUREMENT MONTHS") in which the Gross Revenues generated in those Measurement Months do not represent more than 125% of the average Gross Revenues generated during such Measurement Months and the two (2) preceding months. Such Gross Revenues shall include revenues generated by the Holder under the Service Bureau Agreement, as well as any revenues which are generated by the Company as a direct result of an introduction made by the Holder.

                  (e) Notwithstanding the foregoing, no unattained Conditions Precedent shall be attained after such time as the Company ceases to provide services to Holder pursuant to the terms of the Service Bureau Agreement.

         1.2. EXERCISE PRICE. The exercise price per Share shall be equal to the greater of (a) $6.00 per Share and (b) with respect to each tranche set forth in Section 1.1 above, the price per share that is received in a Qualified Financing as of the date in which the conditions to exercise are met with respect to such tranche. A "QUALIFIED FINANCING" shall mean the most recent round of preferred stock financing in which the gross proceeds to the Company are at least Two Million Dollars ($2,000,000) and in which at least one (1) investor, who is not then an investor in the Company, participates.

         1.3. ISSUANCE OF CERTIFICATES. The Company agrees that the shares of Series D Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and properly endorsed and payment (if any) made for such shares. Certificates for the shares of Series D Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each stock certificate so delivered shall be in such denominations of Series D Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or as directed by such Holder. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time.

2.       COVENANTS OF THE COMPANY.

         2.1 SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Series D Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Series D Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Series D Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Series D Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) (i) if the total number of shares of Series D Stock issuable after such action upon exercise of all outstanding warrants and options, together with all shares of Series D Stock then outstanding and all shares of Series D Stock then issuable upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Series D Stock then authorized by the Company's Restated Certificate of Incorporation or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all outstanding shares of Series D Stock, together with all shares of Common Stock then issuable upon the conversion of all shares of Series D Stock then issuable upon exercise of all outstanding warrants and options, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all warrants and options and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

         2.2 INFORMATION RIGHTS. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company shall provide the Holder with any information of the Company which is generally provided to the holders of the Company's Series D Stock.

         2.3 NO IMPAIRMENT. The Company shall not, without the consent of Holder, amend its Restated Certificate of Incorporation, as then in effect, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed with respect to the Series D Stock thereunder by the Company but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder hereunder.

3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

         3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Series D Stock or Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Series D Stock or Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

         3.2 DIVIDENDS IN PREFERRED STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Series D Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                  (a) Series D Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Series D Stock or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

                  (b) Any cash paid or payable otherwise than as a cash dividend out of current earnings; or

                  (c) Series D Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than (i) shares of Series D Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 3.1 above or (ii) an event for which adjustment is otherwise made pursuant to Section 3.3 below);

         then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Series D Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses 3.2(b) and 3.2(c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Series D Stock as of the date on which holders of Series D Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

         3.3 REORGANIZATION, RECLASSIFICATION OR RECAPITALIZATION. Subject to the terms of the introductory paragraph of this Warrant, if any recapitalization, reclassification or capital reorganization of the capital stock of the Company shall be effected in such a way that holders of Series D Stock shall be entitled to receive stock, securities, or other assets or property (a "RESTRUCTURING"), then, as a condition of such Restructuring, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of or in addition to the shares of the Series D Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series D Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby and appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         3.4 NOTICE OF ADJUSTMENT. Upon (a) any adjustment of the Stock Purchase Price, (b) any increase or decrease in the number of shares purchasable upon the exercise of this Warrant or (c) any other reorganization, reclassification, consolidation, merger or sale, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered

Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President and shall state the Stock Purchase Price resulting from such adjustment, the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant or the amount of securities or other property deliverable upon such exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3.5      OTHER NOTICES.  If at any time:

                  (a) the Company shall declare any cash dividend upon its Series D Stock or Common Stock;

                  (b) the Company shall declare any dividend upon its Series D Stock or Common Stock payable in stock or make any special dividend or other distribution to the holders of its Series D Stock or Common Stock;

                  (c) there shall be any Restructuring or other action of the type set forth in (ii) of the introductory paragraph of this Warrant;

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                  (e) there shall be an initial public offering of Company securities;

         then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Restructuring, dissolution, liquidation or winding-up and (b) in the case of any such Restructuring, dissolution, liquidation, winding-up or public offering, at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that if any response on the part of the Holder is otherwise required, the Holder shall make its best efforts to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series D Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Series D Stock shall be entitled to exchange their Series D Stock for securities or other property deliverable upon such Restructuring, dissolution, liquidation, winding-up or public offering, as the case may be.

         3.6 CERTAIN EVENTS. If any change in the outstanding Series D Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

4. ISSUE TAX. The issuance of certificates for shares of Series D Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Series D Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provision hereof in the absence of affirmative action by the holder to purchase shares of Series D Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. STOCKHOLDERS' AGREEMENT. The registration and other rights of the Holder (including Holder's successors) with respect to this Warrant and the underlying stock will be the same as granted to the holders of the Company's Series D Stock under that certain Second Amended and Restated Stockholders' Agreement, dated as of June 8, 1998, by and among the Company and certain stockholders of the Company.

8. TRANSFER RESTRICTIONS. Subject to (i) the prior written consent of the Company (which consent shall not be unreasonably withheld) and (ii) compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and in compliance with such provisions; provided, that, the prior written consent of the Company shall not be required in connection with a transfer by Holder to a Sony Party (as defined in the Service Bureau Agreement, by and between Holder and the Company, of even date herewith). Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to transfer this Warrant on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Series D Stock issued upon exercise of this Warrant, referred to in Sections 7 and 8 shall survive the exercise of this Warrant.

10. MODIFICATION AND WAIVER. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of Warrants representing a majority of the Common Stock into which the Warrant may be converted. Any waiver or amendment effected in accordance with this Section 10 shall be binding upon the holder of this Warrant and the holder of any securities into which this Warrant may be converted, and upon the Company.

11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by first-class mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Colorado.

13. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

14. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective fair market value of the Series D Stock.

15. ATTORNEYS' FEES. In the event that any dispute between the Company and Holder should result in litigation with respect to this Warrant, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ___ day of ________________, 1998.


                                        INFOBEAT INC.,
                                        a Delaware corporation



                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------



                                     WARRANT

                                    EXHIBIT A


                                SUBSCRIPTION FORM



                                                        Date:____________, 19___


InfoBeat Inc.
707 17th Street, Suite 2850
Denver, Colorado  80202
Attn:  President

Ladies and Gentlemen:


[ ] The undersigned hereby elects to exercise the warrant issued to it by InfoBeat Inc. (the "COMPANY") and dated December 30, 1998 (the "WARRANT") and to purchase thereunder __________ shares of the Series D Preferred Stock of the Company (the "Shares") at a purchase price of _____________________ Dollars ($___) per Share, or an aggregate purchase price of ___________________________________ ($__________)
         (the "PURCHASE PRICE").

[ ] The undersigned hereby elects to convert ___________________ percent (___%) of the value of the Warrant pursuant to the provisions of
         Section 1.4 of the Warrant.

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.


                                          Very truly yours,


                                          -------------------------------------


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT



InfoBeat Inc.
707 17th Street, Suite 2850
Denver, Colorado 80202
Attn:  President

Ladies and Gentlemen:

         With respect to the __________ shares of Series D Preferred Stock ("SHARES") of INFOBEAT INC. ("Company") which the undersigned ("PURCHASER") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

         1. The Purchaser acknowledges that it has received no formal prospectus or offering memorandum describing the business and operations of the Company. It has, however, by virtue of his relationship with the Company, been given access to all information that it believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his satisfaction.

         2. The Shares are being acquired by the Purchaser for its account, for investment purposes only, and not with a view to the distribution or resale thereof.

         3. No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), or applicable state securities laws, they cannot be resold unless they are subsequently registered under the Act or applicable state securities laws, or an exemption from registration is available, and the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the Shares may not be transferred, except to a registered investment company with a common investment advisor, until the Company has received, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the stock certificate representing the Shares so that the transfers of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:                                    By:
     ---------------------------------      -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                       2.